Exhibit 10.6

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of September 19, 2012 (this “Agreement”), among (1) APPLIED MEDICAL RESOURCES CORPORATION, a California corporation (“AMRC”), (2) APPLIED MEDICAL DISTRIBUTION CORPORATION, a California corporation (“AMDC”, and together with AMRC, each, a “Borrower” and collectively, the “Borrowers”), (3) APPLIED MEDICAL CORPORATION, a Delaware corporation (“Holdings”), (4) the various financial institutions parties hereto (collectively, the “Lenders”), and (5) CITIBANK, N.A., as administrative agent for the Lenders (“Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 17, 2012 (the “Existing Credit Agreement”), and the other Loan Documents (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I hereof); and

WHEREAS, the Borrowers, the Lenders and the Administrative Agent desire to amend the Existing Credit Agreement in certain respects upon the terms, provisions, covenants and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement, as amended by this Agreement as of the Effective Date.

“Borrower” and “Borrowers” are defined in the preamble.

“Effective Date” is defined in Section 4.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

SECTION 1.2 Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement and the other Loan Documents.

ARTICLE II

AMENDMENT

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement and the other Loan Documents as in effect immediately prior to the date hereof are amended as follows:

SECTION 2.1 Capital Expenditures, etc. Section 7.2.5 of the Existing Credit Agreement, entitled “Capital Expenditures, etc.”, is hereby amended and restated in its entirety as follows:

“SECTION 7.2.5 Capital Expenditures, etc. Holdings and the Borrowers will not, and will not permit any of their Subsidiaries to, make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in any Fiscal Year in excess of the amount set forth opposite each Fiscal Year below:

Fiscal Year Amount

December 31, 2012 $100,000,000

December 31, 2013 $75,000,000

December 31, 2014 $75,000,000

December 31, 2015 $55,000,000

December 31, 2016 $55,000,000

provided, however, that no such Capital Expenditure shall be made if any Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the making of any such Capital Expenditure. To the extent Capital Expenditures are made during any period in an amount less than the amounts provided in the above chart, (a) the Capital Expenditures that may be made pursuant to this Section in the next following period as provided in the above chart shall be increased by 50% of the amount of the permitted Capital Expenditures not so made in the immediately preceding period (the “Carry-Forward Amount”); (b) no Carry-Forward Amount may be carried-forward beyond the immediately following period in which it arose; and (c) the full amount of any Carry-Forward Amount shall be used in each applicable period before any of the Capital Expenditures permitted to be made in such period (without giving effect to any Carry-Forward Amount) shall be used.”

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

In order to induce the Lenders to make the amendment provided for in Article II, the Borrowers and Holdings each hereby represent and warrant that:

SECTION 3.1 Outstanding Principal Balance. As of the date hereof, the outstanding principal balance of the Loans is $82,020,000,00. The foregoing sum, together with accrued interest thereon and all other sums due under the Loan Documents, is payable to the Lenders without defense, offset, claim or counterclaim of any kind or nature whatsoever.

SECTION 3.2 Incorporation of Representations and Warranties From the Existing Credit Agreement. Each of the representations and warranties of the Borrowers and Holdings contained in the Existing Credit Agreement and in the other Loan Documents is true, complete and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date).

SECTION 3.3 Absence of Default. No Default or Event of Default has occurred or is continuing under the Loan Documents. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement which would constitute a Default or Event of Default, an event that with the passage of time or the giving of notice or both which would constitute a Default or Event of Default.

SECTION 3.4 Power and Authority. The Borrowers and Holdings each have all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by and perform their respective obligations under the Loan Documents as amended by this Agreement. Each person signing this Agreement on behalf of the Borrowers and Holdings individually warrants that he or she has authority to bind said entity to this Agreement.

SECTION 3.5 Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Credit Agreement have been duly authorized by all necessary action by the Borrowers and Holdings. The certificate of incorporation, bylaws, partnership agreement, articles of organization or other formation documents relating to each who is not an individual person delivered by the Borrowers and Holdings to the Administrative Agent and/or the Lenders in connection with the Existing Credit Agreement all remain in full force and effect and have not been amended, modified, or supplemented.

SECTION 3.6 No Conflict. The execution and delivery by the Borrowers and Holdings of this Agreement and the performance by the Borrowers and Holdings of the Amended Credit Agreement do not and will not (i) violate any provision of any law, rule or regulation applicable to the Borrowers, Holdings, any of the Borrowers’ and/or Holding’s subsidiaries or the certificate of incorporation, bylaws, partnership agreement, articles of organization or other formation documents as appropriate of the Borrowers and Holdings, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrowers or Holdings, (iii) result in or require the creation or imposition of any lien upon any of the Borrowers’ or Holding’s properties or assets or (iv) require any approval of stockholders, members or partners or any contractual obligation of the Borrowers or Holdings.

SECTION 3.7 Binding Obligation. This Agreement and the Amended Credit Agreement are the legally valid and binding obligations of each Borrower and Holdings, as the case may be, enforceable against such parties in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.8 Inaccuracy. The incorrectness in any material respect of any of the representations and warranties contained in this Article III shall constitute an immediate Event of Default.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

SECTION 4.1 Effective Date. This Agreement shall become effective on the date that all of the conditions set forth in this Section have been satisfied (herein called the “Effective Date”).

(a) Execution of Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of the Borrowers, Holdings, the Administrative Agent and all the Lenders.

(b) Payment of Costs and Expenses. The Borrowers shall have paid all costs and expenses incurred by the Administrative Agent and the Lenders in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith (including the fees and out-of-pocket expenses of legal counsel of the Administrative Agent and the Lenders).

(c) Representations and Warranties. The representations and warranties made by the Borrowers and Holdings pursuant to Article III shall be true and correct as of the Effective Date.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Loan Document Pursuant to Amended Credit Agreement; Ratification and Confirmation of Loan Documents. This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified. The Borrowers and Holdings hereby confirm and agree that all of the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 5.2 Continuing Lien; Cross Collateral. The Borrowers and Holdings hereby acknowledge and agree that the Loan Documents secure and shall continue to secure, and serve as collateral for, all sums due and owing under the Loans, and all obligations of the Borrowers and Holdings under the Amended Credit Agreement, the Notes, this Agreement and all of the other Loan Documents.

SECTION 5.3 Limitation of Amendments. The amendment set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrowers, Holdings or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.5 Further Assurances. The Borrowers and Holdings shall each execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 5.6 Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 5.7 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 5.8 Release. The Borrowers and Holdings fully, finally and forever release and discharge the Lenders and the Administrative Agent from any and all actions, causes of action, claims, debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or equity, that the Borrowers or Holdings have or in the future may have, whether known or unknown (i) in respect of the Loans, the Existing Credit Agreement, this Agreement, the other Loan Documents or the actions or omissions of the Lenders and/or the Administrative Agent in respect of the Loans or the Loan Documents and (ii) arising from events occurring prior to the Effective Date. The Borrowers and Holdings expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to claims which the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release, which, if known by such party, must have materially affected such party’s settlement with the released parties.

SECTION 5.9 GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO CONFLICTS OF LAW PRINCIPLES. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWER: APPLIED MEDICAL RESOURCES CORPORATION, a California corporation

By:	/s/ Samir Tall
Name:	Samir Tall
Title:	Chief Financial Officer

APPLIED MEDICAL DISTRIBUTION CORPORATION, a California corporation

By:	/s/ Samir Tall
Name:	Samir Tall
Title:	Chief Financial Officer

HOLDINGS: APPLIED MEDICAL RESOURCES CORPORATION, a Delaware corporation

By:	/s/ Samir Tall
Name:	Samir Tall
Title:	Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Credit Agreement]

ADMINISTRATIVE AGENT: CITIBANK, N.A., as Administrative Agent

By:	/s/ Alison Davis
Name:	Alison Davis
Title:	Senior Vice President
LENDER: CITIBANK, N.A., as a Lender

By:	/s/ Alison Davis
Name:	Alison Davis
Title:	Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Credit Agreement]

LENDER: AMERICANWEST BANK, as a Lender

By:	/s/ William L. Meyer
Name:	William L. Meyer
Title:	Senior Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Credit Agreement]

LENDER: ONEWEST BANK, FSB, as a Lender

By:	/s/ David. Ritchie
Name:	David Ritchie
Title:	Executive Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Credit Agreement]

LENDER: HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Molnar
Name:	David Molnar
Title:	Vice President

[SIGNATURES CONTINUE AND END ON NEXT PAGE]

[Signature Page to Amendment No. 1 to Credit Agreement]

LENDER: BANK OF THE WEST, as a Lender

By:	/s/ Robert Thomas
Name:	Robert Thomas
Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]